                          AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                January 27, 1999

                                     among

                            AFC CABLE SYSTEMS, INC.

                           THOMAS & BETTS CORPORATION

                                      and

                              TB ACQUISITION CORP.

                               TABLE OF CONTENTS

                                 -------------

                                                                                     PAGE
                                                                                     ----
                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

                                   ARTICLE 2
                                  THE MERGER

SECTION 2.01.  THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
SECTION 2.02.  CONVERSION OF SHARES. . . . . . . . . . . . . . . . . . . . . . . .     6
SECTION 2.03.  SURRENDER AND EXCHANGE. . . . . . . . . . . . . . . . . . . . . . .     7
SECTION 2.04.  STOCK OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
SECTION 2.05.  ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
SECTION 2.06.  FRACTIONAL SHARES . . . . . . . . . . . . . . . . . . . . . . . . .    10
SECTION 2.07.  WITHHOLDING RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . .    10
SECTION 2.08.  LOST CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . .    10

                                   ARTICLE 3
                          THE SURVIVING CORPORATION

SECTION 3.01.  CERTIFICATE OF INCORPORATION. . . . . . . . . . . . . . . . . . . .    11
SECTION 3.02.  BYLAWS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
SECTION 3.03.  DIRECTORS AND OFFICERS. . . . . . . . . . . . . . . . . . . . . . .    11

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.  CORPORATE EXISTENCE AND POWER . . . . . . . . . . . . . . . . . . .    11
SECTION 4.02.  CORPORATE AUTHORIZATION . . . . . . . . . . . . . . . . . . . . . .    12
SECTION 4.03.  GOVERNMENTAL AUTHORIZATION. . . . . . . . . . . . . . . . . . . . .    12
SECTION 4.04.  NON-CONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . . . .    13
SECTION 4.05.  CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . .    13
SECTION 4.06.  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
SECTION 4.07.  SEC FILINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
SECTION 4.08.  FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . .    15
SECTION 4.09.  REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS. . . . . .    15
SECTION 4.10.  ABSENCE OF CERTAIN CHANGES. . . . . . . . . . . . . . . . . . . . .    16
SECTION 4.11.  NO UNDISCLOSED MATERIAL LIABILITIES . . . . . . . . . . . . . . . .    18
SECTION 4.12.  COMPLIANCE WITH LAWS AND COURT ORDERS . . . . . . . . . . . . . . .    18

                                                                                     PAGE
                                                                                     ----
SECTION 4.13.  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
SECTION 4.14.  FINDERS' FEES . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
SECTION 4.15.  OPINION OF FINANCIAL ADVISOR. . . . . . . . . . . . . . . . . . . .    19
SECTION 4.16.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
SECTION 4.17.  EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . . . .    20
SECTION 4.18.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . .    22
SECTION 4.19.  ANTITAKEOVER STATUTES . . . . . . . . . . . . . . . . . . . . . . .    23
SECTION 4.20.  ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
SECTION 4.21.  INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . .    23
SECTION 4.22.  NON-COMPETITION AGREEMENTS. . . . . . . . . . . . . . . . . . . . .    24
SECTION 4.23.  TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . . . . . .    24
SECTION 4.24.  POOLING; TAX TREATMENT. . . . . . . . . . . . . . . . . . . . . . .    24

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 5.01.  CORPORATE EXISTENCE AND POWER . . . . . . . . . . . . . . . . . . .    25
SECTION 5.02.  CORPORATE AUTHORIZATION . . . . . . . . . . . . . . . . . . . . . .    25
SECTION 5.03.  GOVERNMENTAL AUTHORIZATION. . . . . . . . . . . . . . . . . . . . .    25
SECTION 5.04.  NON-CONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . . . .    26
SECTION 5.05.  CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . .    26
SECTION 5.06.  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
SECTION 5.07.  SEC FILINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
SECTION 5.08.  FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . .    28
SECTION 5.09.  REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS. . . . . .    29
SECTION 5.10.  ABSENCE OF CERTAIN CHANGES. . . . . . . . . . . . . . . . . . . . .    29
SECTION 5.11.  NO UNDISCLOSED MATERIAL LIABILITIES . . . . . . . . . . . . . . . .    30
SECTION 5.12.  COMPLIANCE WITH LAWS AND COURT ORDERS . . . . . . . . . . . . . . .    30
SECTION 5.13.  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
SECTION 5.14.  FINDERS' FEES . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
SECTION 5.15.  POOLING; TAX TREATMENT. . . . . . . . . . . . . . . . . . . . . . .    31
SECTION 5.16.  OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. . . . . . . . . . . .    31

                                   ARTICLE 6
                           COVENANTS OF THE COMPANY

SECTION 6.01.  CONDUCT OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . .    31
SECTION 6.02.  STOCKHOLDER MEETING; BOARD RECOMMENDATION . . . . . . . . . . . . .    32
SECTION 6.03.  NO SOLICITATION . . . . . . . . . . . . . . . . . . . . . . . . . .    33
SECTION 6.04.  ACCESS TO INFORMATION . . . . . . . . . . . . . . . . . . . . . . .    34

                                                                                     PAGE
                                                                                     ----
SECTION 6.05.  CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34

                                   ARTICLE 7
                              COVENANTS OF PARENT

SECTION 7.01.  CONDUCT OF PARENT . . . . . . . . . . . . . . . . . . . . . . . . .    35
SECTION 7.02.  STOCKHOLDER MEETING; BOARD RECOMMENDATION . . . . . . . . . . . . .    35
SECTION 7.03.  OBLIGATIONS OF MERGER SUBSIDIARY. . . . . . . . . . . . . . . . . .    35
SECTION 7.04.  DIRECTOR AND OFFICER LIABILITY. . . . . . . . . . . . . . . . . . .    35
SECTION 7.05.  STOCK EXCHANGE LISTING. . . . . . . . . . . . . . . . . . . . . . .    37

                                   ARTICLE 8
                      COVENANTS OF PARENT AND THE COMPANY

SECTION 8.01.  REASONABLE EFFORTS. . . . . . . . . . . . . . . . . . . . . . . . .    37
SECTION 8.02.  CERTAIN FILINGS . . . . . . . . . . . . . . . . . . . . . . . . . .    38
SECTION 8.03.  PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . . . . . . . . . . . . .    39
SECTION 8.04.  FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . .    39
SECTION 8.05.  NOTICES OF CERTAIN EVENTS . . . . . . . . . . . . . . . . . . . . .    40
SECTION 8.06.  TAX-FREE REORGANIZATION; POOLING. . . . . . . . . . . . . . . . . .    40
SECTION 8.07.  AFFILIATES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
SECTION 8.08.  SUBSTANTIALLY EQUIVALENT BENEFITS . . . . . . . . . . . . . . . . .    41

                                   ARTICLE 9
                           CONDITIONS TO THE MERGER

SECTION 9.01.  CONDITIONS TO OBLIGATIONS OF EACH PARTY . . . . . . . . . . . . . .    42
SECTION 9.02.  CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY . . .    43
SECTION 9.03.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. . . . . . . . . . . .    43

                                   ARTICLE 10
                                  TERMINATION

SECTION 10.01.  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
SECTION 10.02.  EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . . .    47

                                                                                     PAGE
                                                                                     ----
                                   ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.01.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
SECTION 11.02.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . .    48
SECTION 11.03.  AMENDMENTS; NO WAIVERS . . . . . . . . . . . . . . . . . . . . . .    48
SECTION 11.04.  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
SECTION 11.05.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . .    50
SECTION 11.06.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . .    50
SECTION 11.07.  JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
SECTION 11.08.  COUNTERPARTS; EFFECTIVENESS. . . . . . . . . . . . . . . . . . . .    50
SECTION 11.09.  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .    51
SECTION 11.10.  CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
SECTION 11.11.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
SECTION 11.12.  SPECIFIC PERFORMANCE . . . . . . . . . . . . . . . . . . . . . . .    51

Exhibit A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Voting Agreement
Exhibit B  . . . . . . . . . . . . . . . . . . . . . Affiliate Pooling Letter (Company)
Exhibit C  . . . . . . . . . . . . . . . . . . . . . .Affiliate Pooling Letter (Parent)
Exhibit D  . . . . . . . . . . . . . . . . . . . . .Rule 145 Affiliate Letter (Company)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of January 27, 1999 among AFC Cable Systems, Inc., a Delaware corporation (the "COMPANY"), Thomas & Betts Corporation, a Tennessee corporation ("PARENT"), and TB Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY").

     WHEREAS, the respective Boards of Directors of Parent and Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of Company by Parent on the terms and conditions set forth herein;

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger (as defined below) contemplated by this Agreement qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the rules and regulations promulgated thereunder;

     WHEREAS, for accounting purposes, it is intended that the Merger be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP"); and

     WHEREAS, as a condition and inducement to Parent entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Voting Agreement with Ralph R. Papitto, a stockholder of Company ("SELLING STOCKHOLDER"), in the form of Exhibit A hereto (the "VOTING AGREEMENT") pursuant to which, among other things, the Selling Stockholder has agreed to vote the shares of Company Common Stock owned by such Selling Stockholder in favor of this Agreement and the Merger provided for herein;

     NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

     "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries or any proposal or offer to acquire, directly or indirectly, any equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. The terms "controlling," "controlled by" and "under common control with" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of December 31, 1997 and the footnotes thereto set forth in the Company 10-K.

     "COMPANY BALANCE SHEET DATE" means December 31, 1997.

     "COMPANY COMMON STOCK" means the common stock, $0.01 par value, of the Company.

     "COMPANY 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 1997.

     "DELAWARE LAW" means the General Corporation Law of the State of Delaware.

     "ENVIRONMENTAL LAWS" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

     "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company or any Subsidiary as currently conducted.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

     "JOINT PROXY STATEMENT/PROSPECTUS" means the joint proxy statement/prospectus included in the Registration Statement relating to the Company Stockholder Meeting and the Parent Stockholder Meeting, together with any amendments or supplements thereto.

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of such Person and its Subsidiaries, taken as a whole.

     "1933 ACT" means the Securities Act of 1933.

     "1934 ACT" means the Securities Exchange Act of 1934.

     "PARENT BALANCE SHEET" means the consolidated balance sheet of Parent as of December 28, 1997 and the footnotes therein set forth in the Parent 10-K.

     "PARENT BALANCE SHEET DATE" means December 28, 1997.

     "PARENT COMMON STOCK" means the common stock, $.10 par value, of Parent.

     "PARENT 10-K" means Parent's annual report on Form 10-K for the fiscal year ended December 31, 1997.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "REGISTRATION STATEMENT" means the Registration Statement on Form S-4 registering under the 1933 Act the Parent Common Stock issuable in connection with the Merger.

     "SEC" means the United States Securities and Exchange Commission.

     "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

     "SUPERIOR PROPOSAL" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of Company Stock on terms that the Board of Directors of the Company determines in good faith by a majority vote, on the basis of the written advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, is more favorable to all the Company's stockholders than the transactions contemplated hereby (after giving effect to any revised proposal made by or on behalf of Parent prior to the end of the 2-day period referred to in SECTION 6.02(b)).

     "TENNESSEE LAW" means the Business Corporation Law of the State of
Tennessee.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:


     TERM                                                           SECTION
     ----                                                           -------
     Affected Employees. . . . . . . . . . . . . . . . . . . . .      8.08
     Antitrust Law . . . . . . . . . . . . . . . . . . . . . . .      8.01
     Certificates. . . . . . . . . . . . . . . . . . . . . . . .      2.03
     Closing . . . . . . . . . . . . . . . . . . . . . . . . . .      2.01
     Closing Date. . . . . . . . . . . . . . . . . . . . . . . .      2.01
     Company Disclosure Schedule . . . . . . . . . . . . . . . .      Article 4

                                      4


     TERM                                                           SECTION
     ----                                                           -------
     Company Employee Plans. . . . . . . . . . . . . . . . . . .      4.17
     Company Intellectual Property Right . . . . . . . . . . . .      4.21
     Company Recommendation. . . . . . . . . . . . . . . . . . .      6.02
     Company SEC Documents . . . . . . . . . . . . . . . . . . .      4.07
     Company Stockholder Approval. . . . . . . . . . . . . . . .      4.02
     Company Stockholders Meeting. . . . . . . . . . . . . . . .      4.09
     Company Stock Options . . . . . . . . . . . . . . . . . . .      2.04
     Confidentiality Agreements. . . . . . . . . . . . . . . . .      6.03
     DOJ . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.01
     Effective Time. . . . . . . . . . . . . . . . . . . . . . .      2.01
     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.17
     ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . .      4.17
     Exchange Agent. . . . . . . . . . . . . . . . . . . . . . .      2.03
     FTC . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.01
     GAAP. . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.08
     Governmental Entity . . . . . . . . . . . . . . . . . . . .      8.02
     Indemnified Person. . . . . . . . . . . . . . . . . . . . .      7.04
     IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.16
     ISO . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.04
     Merger. . . . . . . . . . . . . . . . . . . . . . . . . . .      2.01
     Merger Consideration. . . . . . . . . . . . . . . . . . . .      2.02
     Parent Recommendation . . . . . . . . . . . . . . . . . . .      7.03
     Parent SEC Documents. . . . . . . . . . . . . . . . . . . .      5.07
     Parent Stockholder Approval . . . . . . . . . . . . . . . .      5.02
     Parent Stockholders Meeting . . . . . . . . . . . . . . . .      4.09
     Pooling of Interests. . . . . . . . . . . . . . . . . . . .      4.24
     Representatives . . . . . . . . . . . . . . . . . . . . . .      6.03
     S&P 400 Index . . . . . . . . . . . . . . . . . . . . . . .     10.01
     Significant Subsidiary. . . . . . . . . . . . . . . . . . .      4.06
     SRP . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.08
     Stockholders Meetings . . . . . . . . . . . . . . . . . . .      4.09
     Substitute Option . . . . . . . . . . . . . . . . . . . . .      2.04
     Superior Proposal . . . . . . . . . . . . . . . . . . . . .      6.02
     Surviving Corporation . . . . . . . . . . . . . . . . . . .      2.01
     Tax Return. . . . . . . . . . . . . . . . . . . . . . . . .      4.16
     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.16
     Taxing Authority. . . . . . . . . . . . . . . . . . . . . .      4.16
     Parent Average Price. . . . . . . . . . . . . . . . . . . .     10.01
     Reorganization. . . . . . . . . . . . . . . . . . . . . . .      4.24

                                  ARTICLE 2
                                  THE MERGER

     SECTION 2.01. THE MERGER. (a) At the Effective Time, Merger Subsidiary shall be merged (the "MERGER") with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "SURVIVING CORPORATION").

     (b) Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. on a date (the "CLOSING DATE") which shall be no later than the second business day after satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article 9, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, or at such other time or place as the parties may agree in writing.

     (c) Upon the Closing, (i) the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger and (ii) Parent shall file an articles of merger with the Tennessee Secretary of State and make all other filings or recordings required by Tennessee Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger and the articles of merger are duly filed with the Delaware Secretary of State and the Tennessee Secretary of State, respectively, or at such later time as may be specified in the certificate of merger or the articles of merger (the "EFFECTIVE TIME").

     (d) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

     SECTION 2.02.  CONVERSION OF SHARES.  At the Effective Time,

     (a) except as otherwise provided in Section 2.02(b), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.83 shares of Parent Common Stock (together with the cash in lieu of fractional shares of Parent Common Stock as specified below, the "MERGER CONSIDERATION");

     (b) each share of Company Common Stock held by the Company as treasury stock or owned by Parent or any of its Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

     (c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     SECTION 2.03. SURRENDER AND EXCHANGE. (a) Prior to the Effective Time, Parent shall appoint an agent (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing shares of Company Common Stock (the "CERTIFICATES") for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the shares of Company Common Stock. Promptly after the Effective Time (but in any event within three business days after the Effective Time), Parent will send, or will cause the Exchange Agent to send, to each holder of shares of Company Common Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

     (b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of the Company Common Stock represented by such Certificate together with any dividends or other distributions with a record date after the Effective Time previously paid or payable with respect to the Parent Common Stock issued as part of the Merger Consideration, less the amount of any withholding taxes which may be required thereon and without any interest. Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends and subject to Section 2.03(e) and Section 2.03(f), to evidence the ownership of the number of full shares of Parent Common Stock into which such Certificates shall have the right to be converted.

     (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article.

      (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of shares of Company Common Stock one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, and any dividends and distributions with respect thereto, in respect of such shares of Company Common Stock. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any portion of the Merger Consideration, and any dividends and distributions with respect thereto, remaining unclaimed by holders of shares of Company Common Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

     (f) No dividends or other distributions with respect to securities of Parent constituting part of the Merger Consideration, and no cash payment in lieu of fractional shares as provided in Section 2.06, shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section. Following such surrender, there shall be paid, without interest, to the Person in whose name the securities of Parent have been registered, at the time of such surrender, the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 2.06 and the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender with respect to such securities, less the amount of any withholding taxes which may be required thereon.

     SECTION 2.04. STOCK OPTIONS. (a) At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, each outstanding option to purchase shares of Company Common Stock (collectively, the "COMPANY STOCK OPTIONS") shall be assumed by Parent, and shall constitute an option (a "SUBSTITUTE OPTION") to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number (rounded down to the nearest whole number) of shares of Parent Common Stock equal to the product of
(i) the number of shares of Company Common Stock issuable upon exercise of such stock option immediately prior to the Effective Time (not taking into account whether or not such stock option was in fact vested or exercisable, but excluding any Company Common Stock issued prior to the Effective Time pursuant to such Company Stock Option), MULTIPLIED by (ii) 0.83, at a price per share (rounded up to the next highest cent) equal to (x) the exercise price per share for the shares of Company Common Stock issuable upon exercise of such Company
Stock Option immediately prior to the Effective Time DIVIDED by (y) 0.83.   As
soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Company Stock Option shall continue in effect on the same terms and conditions. Parent will take such actions within its control that are reasonably necessary to ensure that Company Stock Options that qualified as incentive stock options under Section 422 of the Code (each, an "ISO") prior to the Effective Time will continue to so qualify thereafter.

     (b) Prior to the Effective Time, the Company shall (PROVIDED that such action will not make the Merger fail to qualify for a Pooling of Interests (as defined in Section 4.24)) (i) obtain any consents from holders of Company Stock Options and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section 2.04.

     (c) Parent shall take such actions as are necessary for the assumption of the Company Stock Options pursuant to this Section 2.04, including the reservation, issuance and listing of Parent Common Stock as necessary to effectuate the transactions contemplated by this Section 2.04. Parent shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the 1933 Act, with respect to the shares of Parent Common Stock subject to the Substitute Options and, where applicable, shall use reasonable efforts to have such registration statement declared effective as soon as practicable following the Effective Time and to maintain the effectiveness of such registration statement covering such Substitute Options (and to maintain the current status of the prospectus contained therein) for so long as such Substitute Options remain outstanding. With respect to those individuals, if any, who, subsequent to the

Effective Time, will be subject to the reporting requirements under Section 16(a) of the 1934 Act, Parent shall use reasonable efforts to administer the Substitute Options and the applicable plan covering such options in a manner that complies with Rule 16b-3 under the 1934 Act to the extent the plan under which such Company Stock Options were granted complied with such rule prior to the Merger.

     SECTION 2.05. ADJUSTMENTS. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Company or Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

     SECTION 2.06. FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued in the Merger. All fractional shares of Parent Common Stock that a holder of shares of Company Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the closing sale price of a share of Parent Common Stock on the New York Stock Exchange on the trading day immediately preceding the Effective Time by the fraction of a share of Parent Common Stock to which such holder would otherwise have been entitled.

     SECTION 2.07.  WITHHOLDING RIGHTS.   Each of the Surviving Corporation
and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

     SECTION 2.08. LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation or the Exchange Agent may direct, as indemnity against any claim that may be made against it or them with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate, as contemplated by this Article.



                                  ARTICLE 3
                          THE SURVIVING CORPORATION

     SECTION 3.01. CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, PROVIDED that, at the Effective Time,
Article 1 of such certificate of incorporation shall be amended to read as follows: "The name of the corporation is AFC Cable Systems, Inc."

     SECTION 3.02. BYLAWS. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 3.03. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.



                                  ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 4 (the "COMPANY DISCLOSURE SCHEDULE"):

     SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

     SECTION 4.02. CORPORATE AUTHORIZATION. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company.
 The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock approving the adoption of this Agreement and the transactions contemplated hereby (the "COMPANY STOCKHOLDER APPROVAL") is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of the Company.

     (b) At a meeting duly called and held, the Company's Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company's stockholders, (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby and (iii) unanimously resolved (subject to Section 6.02(b)) to recommend approval and adoption of this Agreement and the transactions contemplated hereby by its stockholders.

     SECTION 4.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any applicable state securities laws, (iv) compliance with the Environmental Law of any state relating to the transfer of ownership or control of property located in that state and (v) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

     SECTION 4.04. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, (ii) assuming compliance with the matters referred to in
Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order, or decree applicable to the Company or any of its Subsidiaries, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any material agreement or instrument binding upon the Company or any of its Subsidiaries or any material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries, PROVIDED that, for purposes of this subsection 4.04(iii), MATERIAL AGREEMENT shall mean any agreement identified in the Company 10-K or in any of the Company's quarterly reports on Form 10-Q or any agreement entered into since the date of the Company's latest quarterly report on Form 10-Q that would be required to be so identified in the Company's annual report on Form 10-K for the year ended December 31, 1998 or (iv) result in the creation or imposition of any Lien on any material asset of the Company or any of its Subsidiaries.

     SECTION 4.05. CAPITALIZATION. (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "COMPANY PREFERRED STOCK"). As of January 19, 1999 there were outstanding 12,741,468 shares of Company Common Stock, 1,173,784 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Options and 359,587 shares of Company Common Stock are reserved for future grants of Company Common Stock or options to purchase Company Common Stock under the Company's various benefit plans. There are no outstanding shares of Company Preferred Stock. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

      (b) Except as set forth in this Section 4.05 and except for changes since January 19, 1999 resulting from the issuance of Company Common Stock as permitted under Section 6.01(c), there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) or (iii) above.

     SECTION 4.06. SUBSIDIARIES. (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in Schedule 4.06(a), all "SIGNIFICANT SUBSIDIARIES" (as such term is defined under Rule 1-02 of Regulation S-X under the 1933 Act) of the Company and their respective jurisdictions of incorporation are identified in the Company 10-K or in a quarterly report of the Company on Form 10-Q filed with respect to any quarter of the 1998 fiscal year.

      (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i) or (ii) above.

     SECTION 4.07. SEC FILINGS. (a) The Company has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed since December 31, 1996 (collectively, the "COMPANY SEC DOCUMENTS").

     (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

     (c) As of its filing date, each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.08. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 4.09.  REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS.
(a) The information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement will not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The information to be supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "COMPANY STOCKHOLDERS MEETING") and to be sent to the stockholders of Parent in connection with the meeting of the stockholders of Parent to consider the Merger (the "PARENT STOCKHOLDERS MEETING," and together with the Company Stockholder Meeting, the "STOCKHOLDERS MEETINGS"), will not, on the date the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholders Meetings, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading.

     (c) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Subsidiary which is contained in or furnished in connection with the preparation of the Registration Statement or the Joint Proxy
Statement/Prospectus.

     SECTION 4.10. ABSENCE OF CERTAIN CHANGES. Since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been:

     (a) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

     (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

     (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

     (e) any creation or other incurrence by the Company or any of its Subsidiaries of any Lien on any asset other than in the ordinary course of business consistent with past practices;

     (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries in the ordinary course of business consistent with past practices;

     (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

     (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

     (i) any material change in the accounting methods, principles or practices by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

     (j) except as set forth in Schedule 4.10(j), any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements,
(iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries or (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice; or

     (k) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet

Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

     SECTION 4.11. NO UNDISCLOSED MATERIAL LIABILITIES. (a) There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (i) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Documents filed prior to the date hereof;

          (ii) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and

          (iii) liabilities or obligations incurred in connection with this Agreement.

     (b) Schedule 4.11(b) sets forth every obligation of the Company or any of its Subsidiaries, whether accrued, contingent, absolute, determined, determinable or otherwise, for payment of additional purchase price or any other additional or contingent consideration, in connection with any acquisition by the Company or any of its Subsidiaries.

     SECTION 4.12.  COMPLIANCE WITH LAWS AND COURT ORDERS.    The Company and
each of its Subsidiaries is and at all times since December 31, 1996 has been in compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for matters that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 4.13. LITIGATION. Except as set forth in the Company SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or any governmental body, agency or official, domestic or foreign, that, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or that, as of the date hereof, in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

     SECTION 4.14. FINDERS' FEES. Except for NationsBanc Montgomery Securities, a copy of whose engagement agreement has been provided to Parent and whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     SECTION 4.15. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of NationsBanc Montgomery Securities, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's stockholders from a financial point of view and such opinion has not been withdrawn.

     SECTION 4.16. TAXES. Except as set forth in the Company Balance Sheet (including the notes thereto) or except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company:

     (a) all tax returns, statements, reports and forms (collectively, the "COMPANY RETURNS") required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable laws;

     (b) the Company and its Subsidiaries have timely paid all taxes (which for purposes of this Section 4.16 shall include interest, penalties and additions to tax with respect thereto) shown as due and payable on the Company Returns that have been so filed, and, as of the time of filing, the Company Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company and its Subsidiaries (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet);

     (c) the Company and its Subsidiaries have made provision for all taxes payable by the Company and its Subsidiaries for which no Company Return has yet been filed;

     (d) the charges, accruals and reserves for taxes with respect to the Company and its Subsidiaries reflected on the Company Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof;

     (e) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any of its Subsidiaries in respect of any tax where there is a reasonable possibility of an adverse determination;

     (f) except as set forth in Schedule 4.16, neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent;

     (g) the Company and its Subsidiaries have complied with all applicable laws, rules and regulations relating to the payment and withholding of taxes; and

     (h) except as set forth in Schedule 4.16, neither the Company nor any of its Subsidiaries is obligated by any contract, agreement or other arrangement (i) to indemnify any other person with respect to taxes, (ii) to make any tax payment to or for the account of any other person, (iii) to afford any other person the benefit of any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or other credit or tax attribute that could reduce taxes of the Company or any of its Subsidiaries, or (iv) to permit the transfer or assignment of income, revenues, receipts or gains to the Company or any of its Subsidiaries from any other person.

     SECTION 4.17. EMPLOYEE BENEFIT PLANS. (a) Schedule 4.17(a) identifies each material "EMPLOYEE BENEFIT PLAN," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each employment, severance or similar contract, plan, arrangement or policy applicable to any director, former director, employee or former employee of the Company or any of its Affiliates and each material plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any of its Affiliates and covers any employee or director or former employee or director of the Company or any of its Affiliates, or under which the Company or any of its Affiliates has any liability. Such plans are referred to collectively herein as the "COMPANY EMPLOYEE PLANS".

     (b) Each Company Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, order, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (c) Neither the Company nor any ERISA Affiliate has maintained, contributed to or been required to contribute to any employee benefit plan subject to Title IV of ERISA during the six year period prior to the Closing. For purposes of this Agreement the term "ERISA AFFILIATE" shall mean any entity which, together with the Company, would be treated as a single employer under Section 414 of the Code. The benefits accrued by each participant under the AFC Cable Systems, Inc. Selective Retirement Plan (and any other non-qualified deferred compensation plan of the Company or its Subsidiaries) as of the date hereof and as of the Closing are fully funded with cash set aside in a rabbi trust designated for the payment of such benefits.

     (d)  Each Company Employee Plan which is intended to be qualified under
Section 401(a) of the Code has been determined to be so qualified by the IRS and to the knowledge of the Company each such Employee Plan is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.

     (e) Except as set forth in Schedule 4.17(e) or as required by law, the execution and performance of this Agreement will not (i) constitute a stated triggering event under any Company Employee Plan that would result in any payment (including severance or otherwise) becoming due to any employee or former employee of the Company or any of its Subsidiaries or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any employee or former employee of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, except as set forth in
Schedule 4.17(e), no amount required to be paid or payable to or with respect to any director or officer or other employee of the Company or any of its Subsidiaries under any Employee Plan in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     (f) Except as set forth in the Company SEC Filings prior to the date hereof (and to the extent required under Section 601 of ERISA), no Company Employee Plan provides post-retirement health and medical, life or other insurance benefits for retired employees of the Company or any of its Subsidiaries.

     (g) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, any Company Employee Plan which would increase materially the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Company Balance Sheet Date.

     (h) Schedule 4.17(h) identifies each collective bargaining agreement to which the Company or any of its Subsidiaries is a party and copies of each such agreement have been furnished to or made available to Parent. Except as set forth on Schedule 4.17(h), or except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Company, (i) there is no labor strike, slowdown or work stoppage or lockout against Company or any of its Subsidiaries and (ii) there is no unfair labor practice charge or complaint against or pending before the National Labor Relations Board. As of the date of this Agreement, there is no representation claim or petition pending before the National Labor Relations Board and, to the knowledge of Company, no question concerning representation exists with respect to the employees of Company or any of its Subsidiaries.

     SECTION 4.18. ENVIRONMENTAL MATTERS. (a) Except as set forth in the Company SEC Documents prior to the date hereof:

            (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person relating to or arising out of any Environmental Law;

           (ii) the Company is in compliance in all material respects with all Environmental Laws and all Environmental Permits; and

          (iii) there are no liabilities of or relating to the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law.

     (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business either of the Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries that has not been delivered to Parent.

     (c) Except as set forth in Schedule 4.18(c), neither the Company nor any of its Subsidiaries owns, leases or operates or has owned, leased or operated any real property, or conducts or has conducted any operations, in New Jersey or Connecticut.

     SECTION 4.19. ANTITAKEOVER STATUTES. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby and neither Section 203 of Delaware Law nor any other antitakeover or similar statute or regulation applies or purports to apply to the transactions contemplated hereby.

     SECTION 4.20. ASSETS. The assets, properties, rights and contracts, including (as applicable), title or leaseholds thereto, of the Company and its Subsidiaries, taken as a whole, are sufficient to permit the Company and its Subsidiaries to conduct their business as currently being conducted with only such exceptions as are not reasonably likely to have a Material Adverse Effect on the Company. All material real property owned by the Company and its Subsidiaries is owned free and clear of all Liens, except (A) those reflected or reserved against in the latest balance sheet (or notes thereto) of the Company included in the Company SEC Documents filed prior to the date hereof, (B) taxes and general and special assessments not in default and payable without penalty or interest, and (C) Liens that do not materially adversely interfere with any present use, or materially impair the value, of such property.

     SECTION 4.21. INTELLECTUAL PROPERTY. (a) The Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property Rights that are material to the business of the Company and its Subsidiaries, taken as a whole, as currently conducted or as proposed to be conducted (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"), except where the failure to do so would not have a Material Adverse Effect on the Company.

     (b) Except as disclosed on Schedule 4.21(b), no claims have been asserted to the Company or any Subsidiary in writing or, to the knowledge of the Company, are threatened by any person nor are there any valid grounds, to the knowledge of the Company, for any bona fide claims (i) against the use by the Company or any of its Subsidiaries of the Company Intellectual Property Rights, or (ii) challenging the ownership by the Company or any of its Subsidiaries, or the validity or effectiveness of any of the Company Intellectual Property Rights, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (c) Neither the Company nor any of its Subsidiaries has any outstanding claim or suit for, and the Company has no knowledge of, any continuing infringement by any other Person of any Company Intellectual Property Rights. No Company Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or any of its Subsidiaries or restricting the licensing thereof by the Company or any of its Subsidiaries to any Person.

     SECTION 4.22. NON-COMPETITION AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which limits or will limit in any material respect the location or lines of business conducted by the Company or any of its Subsidiaries (or after the Merger, Parent, any of its Subsidiaries or any of their respective Affiliates).

     SECTION 4.23. TRANSACTIONS WITH AFFILIATES. Except to the extent disclosed in the Company SEC Documents filed prior to the date hereof, since the Company Balance Sheet Date there have been no transactions, agreements, arrangements or understandings between Company or its Subsidiaries, on the one hand, and Company's Affiliates (other than its wholly-owned Subsidiaries) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the 1933 Act.

     SECTION 4.24. POOLING; TAX TREATMENT. Neither the Company nor any of its Affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying (i) for "pooling of interests" accounting treatment under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC ("POOLING OF INTERESTS") or (ii) as a reorganization within the meaning of Section 368(a) of the Code (a "REORGANIZATION").

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company that:

     SECTION 5.01. CORPORATE EXISTENCE AND POWER. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent has heretofore made available to the Company true and complete copies of the charter and bylaws of Parent as currently in effect.

     SECTION 5.02. CORPORATE AUTHORIZATION. (a) The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and, except for the required approval of Parent's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock approving the adoption of this Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to this Agreement (the "PARENT STOCKHOLDER APPROVAL") is the only vote of the holders of any of Parent's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary.

     (b)  At a meeting duly called and held, Parent's Board of Directors has
(i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Parent's stockholders and (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby.

     SECTION 5.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of

State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any applicable state securities laws, (iv) compliance with the Environmental Law of any state relating to the transfer of ownership or control of property located in that state and (v) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

     SECTION 5.04. NON-CONTRAVENTION. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree applicable to Parent or any of its Subsidiaries,
(iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any material agreement or instrument binding upon Parent or any of its Subsidiaries or any material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Parent and its Subsidiaries, PROVIDED that, for purposes of this subsection 5.04(iii), MATERIAL AGREEMENT shall mean any agreement identified in Parent's 10-K or in any of Parent's quarterly reports on Form 10-Q or any agreement entered into since the date of Parent's latest quarterly report on Form 10-Q that would be required to be so identified in Parent's annual report on Form 10-K for the year ended January 3, 1999 or
(iv) result in the creation or imposition of any Lien on any material asset of the Parent or any of its Subsidiaries.

     SECTION 5.05. CAPITALIZATION. (a) The authorized capital stock of Parent consists of 250,000,000 shares of Parent Common Stock and 1,000,000 shares of Preferred Stock, $.10 par value ("PARENT PREFERRED STOCK"). As of January 15, 1999, there were outstanding 56,779,780 shares of Parent Common Stock and employee stock options to purchase an aggregate of 1,996,622 shares of Parent Common Stock (of which options to purchase an aggregate of 1,157,007 shares of Parent Common Stock were exercisable). As of January 15, 1999 there were no shares of Parent Preferred Stock outstanding although 300,000 shares of Parent Preferred Stock were reserved in connection with Parent's Series A Participating

Cumulative Preferred Stock Purchase Rights. All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) Except as set forth in this Section 5.05 and except for changes since January 15, 1999 resulting from the exercise of stock options or the grant of stock based compensation to directors or employees or from the issuance of stock in connection with a merger or other acquisition or business combination determined by Parent's Board of Directors to be in the best interests of Parent and its stockholders, there are no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent or other obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) or (iii) above.

     (c) The shares of Parent Common Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

     SECTION 5.06. SUBSIDIARIES. (a) Each Subsidiary of Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Each Subsidiary of Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in Schedule 5.06(a), all Significant Subsidiaries of Parent and their respective jurisdictions of incorporation are identified in the Parent 10-K or in a quarterly report of Parent filed with respect to any quarter of the 1998 fiscal year.

     (b) Except with respect to any Subsidiary of Parent which is not a Significant Subsidiary of Parent, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of Parent, is owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). Except with respect to any Subsidiary of Parent which is not a Significant Subsidiary, there are no outstanding (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries or (ii) options or other rights to acquire from Parent or any of its Subsidiaries, or other obligation of Parent or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of Parent. Except with respect to any Subsidiary of Parent which is not a Significant Subsidiary, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i) or (ii) above.

     SECTION 5.07. SEC FILINGS. (a) Parent has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed since December 31, 1996 (collectively, the "PARENT SEC DOCUMENTS").

     (b) As of its filing date, each Parent SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and 1934 Act, as the case may be.

     (c) As of its filing date, each Parent SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 5.08. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Documents fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 5.09.  REGISTRATION STATEMENT; Joint Proxy Statement/Prospectus.
     (a) The information to be supplied by Parent for inclusion or incorporation by reference in the Registration Statement will not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The Registration Statement (including any amendments thereto), when filed, will comply as to form in all material respects with the requirements of the 1933 Act.

     (b) The information to be supplied by Parent for inclusion or incorporation in the Joint Proxy Statement/Prospectus will not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders, at the time of the Stockholders Meetings and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading.

     (c) Notwithstanding the foregoing, Parent and Merger Subsidiary make no representation or warranty with respect to any information supplied by the Company which is contained in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy
Statement/Prospectus.

     SECTION 5.10.  ABSENCE OF CERTAIN CHANGES.  Except as set forth in
Schedule 5.10, since Parent Balance Sheet Date, the business of Parent and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been:

     (a) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; or

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent other than Parent's regular quarterly cash dividends, or any repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any of its Subsidiaries (other than direct or indirect wholly-owned Subsidiaries of Parent).

     SECTION 5.11. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities or obligations of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

     (a) liabilities or obligations disclosed and provided for in the Parent Balance Sheet or in the notes thereto or in the Parent SEC Documents filed prior to the date hereof;

     (b) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; and

     (c) liabilities or obligations incurred in connection with this Agreement.

     SECTION 5.12. COMPLIANCE WITH LAWS AND COURT ORDERS. Parent and each of its Subsidiaries is and at all times since December 31, 1996 has been in compliance with, and to the knowledge of Parent is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for matters that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     SECTION 5.13. LITIGATION. Except as set forth in the Parent SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Parent, threatened against or affecting, Parent, any of its Subsidiaries, any present or former officer, director or employee of Parent or any of its Subsidiaries or any other Person for whom Parent or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or any governmental body, agency or official, domestic or foreign, that, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or that, as of the date hereof, in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

     SECTION 5.14. FINDERS' FEES. Except for Morgan Stanley & Co. Incorporated, a copy of whose engagement agreement has been provided to the Company, and whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     SECTION 5.15. POOLING; TAX TREATMENT. Neither Parent nor any of its Affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying for (i) Pooling of Interests accounting treatment or (ii) as a Reorganization.

     SECTION 5.16. OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. (a) Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

     (b) Except for obligations or liabilities incurred by Merger Subsidiary in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Subsidiary has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.




                                   ARTICLE 6
                           COVENANTS OF THE COMPANY

     The Company agrees that:

     SECTION 6.01. CONDUCT OF THE COMPANY. Except as otherwise contemplated by this Agreement, from the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in all material respects in the ordinary course consistent with past practice and shall use their reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time without the prior written consent of Parent.

         (a) the Company will not adopt or propose any change to its certificate of incorporation or bylaws;

         (b) the Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other person or acquire a material amount of stock or assets of any other Person;

         (c) the Company will not, and will not permit any of its Subsidiaries to, issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of Company or its Subsidiaries other than issuances of Company Common Stock (i) upon the exercise of Company Stock Options outstanding as of January 19, 1999
    (ii) as required pursuant to purchase price adjustments under the acquisition agreements set forth in Schedule 6.01(c) or (iii) in connection with the Company's 1998 Bonus Plan, PROVIDED that issuances pursuant to clause (iii) above shall not exceed, in the aggregate, 55,000 shares of Company Common Stock and that such shares shall be allocated among employees of the Company in the ordinary course consistent with past practice;

         (d) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any Significant Subsidiary or any material amount of assets, securities or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

         (e) the Company will not, and will not permit any of its Subsidiaries to take any action that would make any representation and warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time; and

         (f) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     SECTION 6.02. STOCKHOLDER MEETING; BOARD RECOMMENDATION. (a) The Company shall cause the Company Stockholder Meeting to be duly called and held as soon as reasonably practicable for the purpose of obtaining the Company Stockholder Approval. In connection with such meeting, the Company will (i) use its reasonable efforts to obtain the Company Stockholder Approval and (ii) otherwise comply with all legal requirements applicable to such meeting.

     (b) Except as provided in the next sentence, the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders (the "COMPANY RECOMMENDATION"). The Board of Directors of the Company shall be permitted to withdraw, or modify in a manner adverse to Parent, the Company Recommendation, but only if and to the extent that (i) the Company has complied with the terms of Section 6.03, including, without limitation, the requirement in Section 6.03(b) that it notify Parent promptly after its receipt of any Acquisition Proposal, (ii) a Superior Proposal is pending at the time the Board of Directors determines to take any such action, (iii) the Board of Directors determines in good faith by a majority vote, on the basis of advice of outside counsel to the Company that it must take such action to comply with its fiduciary duties under applicable law and
(iv) the Company shall have delivered to Parent at least 2 business days prior written notice advising Parent that it intends to take such action. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14e-2 under the 1934 Act with respect to any Acquisition Proposal.

      SECTION 6.03. NO SOLICITATION. (a) From the date hereof until the termination hereof, the Company will not, and will cause its Subsidiaries and the officers, directors, employees, investment bankers, attorneys, accountants, consultants and other agents or advisors ("REPRESENTATIVES") of the Company and its Subsidiaries not to, directly or indirectly, (i) take any action to solicit, initiate, facilitate or encourage the submission of any Acquisition Proposal, (ii) engage in any discussions or negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person who may be considering making, or has made, an Acquisition Proposal or (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company, PROVIDED that the Company may negotiate or otherwise engage in substantive discussions with, and furnish nonpublic information to, any Person who delivers an Acquisition Proposal if (w) the Company has complied with the terms of this Section 6.03, including, without limitation, the requirement in Section 6.03(b) that it notify Parent promptly after its receipt of any Acquisition Proposal, (x) the Board of Directors of the Company determines in good faith by a majority vote, on the basis of advice from outside legal counsel to the Company that it must take such action to comply with its fiduciary duties under applicable law, (y) such Person executes a confidentiality agreement with terms no less favorable to the Company than those contained in the confidentiality agreements each dated September 13, 1998 between the Company and Parent (collectively, the "CONFIDENTIALITY AGREEMENTS") and (z) the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action.

     (b) The Company will notify Parent promptly (but in no event later than 24 hours) after receipt by the Company (or any of its advisors) of any Acquisition Proposal, any indication that a Person is considering making an Acquisition Proposal or of any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that informs the Board of Directors of the Company that is considering making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the material terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent fully informed, on a current basis, of the status and material terms of any such Acquisition Proposal, indication or request. The Company shall, and shall cause its Subsidiaries and the Representatives of the Company and its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal.

     SECTION 6.04. ACCESS TO INFORMATION. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreements, the Company shall (i) give to the Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Parent in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company. Unless otherwise required by law, each of Parent and Merger Subsidiary will hold, and will cause its respective officers, employees, counsel, financial advisors, auditors and other authorized representatives to hold, any nonpublic information obtained in any such investigation in confidence in accordance with the Confidentiality Agreements. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company hereunder.

     SECTION 6.05. CONSENTS. The Company shall use all reasonable efforts to obtain, prior to the Effective Time, the written consent of all third parties identified in Schedule 6.01(c) to accept, in lieu of any Company Common Stock that may be required to be issued to such third parties under the relevant acquisition agreements therein identified, substantially equivalent cash consideration.




                                   ARTICLE 7
                              COVENANTS OF PARENT

Parent agrees that:

     SECTION 7.01. CONDUCT OF PARENT. Except as otherwise contemplated by this Agreement, from the date hereof until the Effective Time, Parent and its Subsidiaries shall conduct their business in all material respects in the ordinary course consistent with past practice and shall use their reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

     (a) Parent will not adopt or propose any change in its charter or bylaws other than with respect to (i) increasing certain advance notice requirements from 60 to 120 days, (ii) expanding or clarifying certain indemnity provisions to cover additional officers or (iii) increasing the number of officers authorized to execute documents;

     (b) Parent will not, and will not permit any of its Subsidiaries to, take any action that would make any representation and warranty of Parent hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time; and

     (c) Parent will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     SECTION 7.02. STOCKHOLDER MEETING; BOARD RECOMMENDATION. (a) Parent shall cause the Parent Stockholder Meeting to be duly called and held as soon as reasonably practicable for the purpose of obtaining the Parent Stockholder Approval. In connection with such meeting, Parent will (i) use its reasonable efforts to obtain the Parent Stockholder Approval and (ii) otherwise comply with all legal requirements applicable to such meeting.

     (b) The Board of Directors of Parent shall, subject to its fiduciary duties, recommend approval and adoption of this Agreement and approval of the transactions contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to this Agreement by Parent's stockholders (the "PARENT RECOMMENDATION").

     SECTION 7.03. OBLIGATIONS OF MERGER SUBSIDIARY. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 7.04. DIRECTOR AND OFFICER LIABILITY. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

     (a) For six years after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each an "INDEMNIFIED PERSON") against all costs or expenses, including attorneys' fees, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (i) arising out of or pertaining to the transactions contemplated by this Agreement or (ii) in respect of acts or omissions occurring at or prior to the Effective Time, in each case to the fullest extent permitted by Delaware Law or any other applicable laws or to the fullest extent provided under the Company's certificate of incorporation and bylaws or any applicable contract or agreement as in effect on the date hereof, PROVIDED that such indemnification shall be subject to any limitation imposed from time to time under applicable law. In the event of any such claim, action, suit, proceeding or investigation, whether arising before or after the Effective Time, (i) after the Effective Time, Parent or the Surviving Corporation shall pay the reasonable fees and expenses of one counsel selected by the Indemnified Persons which counsel should be reasonably satisfactory to the Company, Parent or the Surviving Corporation, as the case may be, promptly after statements therefor are received, (ii) Parent and the Surviving Corporation will cooperate in the defense of any such matter and (iii) in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims, PROVIDED, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld).

     (b) For six years after the Effective Time, Parent and the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, PROVIDED that, in satisfying its obligation under this Section 7.04(b), the Surviving Corporation shall not be obligated to pay annual premiums in excess of 200% of the amount per annum the Company paid for the fiscal year ending December 31, 1998; and PROVIDED FURTHER, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 200% of the amount per annum spent by the Company for its fiscal year ending December 31, 1998.

     (c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or

(ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.04.

     (d) The rights of each Indemnified Person under this Section 7.04 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under Delaware Law or any other applicable laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     SECTION 7.05. STOCK EXCHANGE LISTING. Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be listed on the New York Stock Exchange, subject to official notice of issuance.




                                   ARTICLE 8
                      COVENANTS OF PARENT AND THE COMPANY

     The parties hereto agree that:

     SECTION 8.01.  REASONABLE EFFORTS.   (a) Subject to the terms and
conditions of this Agreement, Company and Parent will use their reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.
In furtherance and not in limitation of the foregoing, each of Parent and Company agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 20 business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act.

     (b) In connection with the efforts referenced in Section 8.01(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, each of Parent and Company shall use its reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other governmental authority or, in connection with any proceeding by a private party, with any other Person. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

     SECTION 8.02. CERTAIN FILINGS. (a) JOINT PROXY STATEMENT PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Company and Parent shall jointly prepare and file with the SEC preliminary proxy materials which shall constitute the Joint Proxy Statement/Prospectus and the Registration Statement of the Parent with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC the Joint Proxy Statement/Prospectus and Registration Statement on Form S-4 (or on such other form as shall be appropriate) relating to the adoption of this Agreement and approval of the transactions contemplated hereby by the stockholders of the Company and by the stockholders of Parent, and shall use all reasonable efforts to cause the Registration Statement to become effective, and to mail the Joint Proxy Statement/Prospectus to their respective stockholders, as soon thereafter as practicable.

     (b) No amendment or supplement to the Joint Proxy Statement/Prospectus will be made by the Company or Parent without the approval of the other party, which will not be unreasonably withheld or delayed. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Shares issuable in connection with the

Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time, the Company or Parent discovers any information relating to either party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the stockholders of the Company and Parent.

     (c) The Company and Parent shall cooperate with one another (i) in determining whether any other action by or in respect of, or filing with, any governmental body, agency, official or authority (each, a "GOVERNMENTAL ENTITY") is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement,
(ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers and (iii) in setting a mutually acceptable date for the Company Stockholder Meeting and the Parent Stockholder Meeting, so as to enable them to occur, to the extent practicable, on the same date. In connection with the foregoing, each party shall permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case in connection with the transactions contemplated hereby.

     SECTION 8.03. PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     SECTION 8.04. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 8.05. NOTICES OF CERTAIN EVENTS. Each of the Company and Parent shall promptly notify the other of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company, Parent or any of their respective Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Article 4 or Article 5, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

     SECTION 8.06. TAX-FREE REORGANIZATION; POOLING. (a) Prior to and after the Effective Time, each party shall use its reasonable efforts to cause the Merger to qualify as a Reorganization, and will not take any action reasonably likely to cause the Merger not so to qualify.

     (b) Prior to and after the Effective Time each Party will use its reasonable efforts to cause the Merger to qualify for Pooling of Interests accounting treatment, and will not take any action reasonably likely to cause the Merger not so to qualify.

     (c) Each party shall use its best efforts to obtain the opinions and advice referred to in Sections 9.01(g) and 9.03(b).

     SECTION 8.07. AFFILIATES. (a) Promptly following the date of this Agreement, the Company shall deliver to Parent a letter identifying all known Persons who may be deemed affiliates of the Company under Rule 145 of the

1933 Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. The Company shall use its reasonable efforts to obtain a written agreement from each Person who may be so deemed as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form of Exhibit B hereto.

     (b) Promptly following the date of this Agreement, Parent shall deliver to the Company a letter identifying all known Persons who may be deemed affiliates of Parent under Rule 145 of the 1933 Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall use its reasonable efforts to obtain a written agreement from each Person who may be so deemed as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form of Exhibit C hereto.

     (c) Prior to the Closing Date, the Company shall cause to be delivered to Parent a letter identifying, to the best of the Company's knowledge, all Persons who are, at the time of the Company Stockholder Meeting deemed to be affiliates of the Company for purposes of Rule 145 under the 1933 Act. The Company shall use its reasonable efforts to cause each Person who is so identified as an affiliate for such purposes to deliver to Parent on or prior to the Closing Date a letter agreement substantially in the form of Exhibit D hereto.

     SECTION 8.08. SUBSTANTIALLY EQUIVALENT BENEFITS. (a) With respect to the Company Employee Plans in effect immediately prior to the Effective Time, Parent shall for a period of no less than one year following the Effective Time continue to provide or cause to be provided such plans, programs, agreements or arrangements on behalf of the employees of the Company or its Subsidiaries (the "AFFECTED EMPLOYEES") so as to provide, in the aggregate, employee benefits which are at least substantially equivalent to the benefits provided to such individuals under the Company Employee Plans immediately prior to the Effective Time; PROVIDED, that Affected Employees who are not covered by any binding severance arrangements of the Company (including, without limitation, the Company's Change in Control Severance Benefit Plan for Key Employees) shall be covered under the severance policy of Parent in the manner and the extent applicable to similarly situated employees of Parent, PROVIDED FURTHER, that such Affected Employees shall be entitled to credit for past service at the Company under the severance policy of Parent.

     (b) Parent shall take all actions necessary to cause the Surviving Corporation to maintain in effect, for a period of at least two years following the Effective Time, the AFC Cable Systems, Inc. Selective Retirement Plan, as in effect as of the date hereof (the "SRP"), and to provide to the employees of the Company who actively participate in the SRP as of the date hereof an annual benefit contribution during the period that the SRP remains in effect determined on a basis substantially similar to the benefit contributions made with respect to such employees for plan years ending prior to the Effective Time; PROVIDED, that the maximum aggregate annual contribution that shall be required to be made to the SRP for any plan year ending after the Effective Time shall not exceed $325,000. Parent and the Company agree that the consummation of the Merger shall not be treated as a sale of the Company for purposes of the SRP and shall not result in the accelerated payment of any benefits or deferrals under the SRP, and Parent and the Company shall cause to be taken all actions reasonably necessary and appropriate to assure this result and to prevent any actions to the contrary.



                                   ARTICLE 9
                           CONDITIONS TO THE MERGER

     SECTION 9.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) each of the Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained;

     (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

     (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

     (d) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

     (e) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

     (f) Parent shall have received a letter from KPMG LLP, in writing and otherwise in form and substance reasonably satisfactory to Parent dated the Closing Date, stating that the Merger will qualify for Pooling of Interests accounting treatment; and

     (g) the Company shall have received a letter from Ernst & Young, LLP, in writing and otherwise in form and substance reasonably satisfactory to the Company dated the Closing Date, stating that it agrees with the Company's conclusion that the Company is an entity which has met the criteria to qualify for Pooling of Interests accounting treatment.

     SECTION 9.02. CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

     (a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time and Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

     (b) there shall not be pending any action or proceeding (or any investigation or other inquiry that might result in such action or proceeding) or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any government or governmental authority or agency, domestic or foreign, or by any other Person, domestic or foreign, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Merger or (ii) seeking to restrain or prohibit Parent's ownership or operation (or that of its respective Subsidiaries or Affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole.

     (c)  The Company shall have received all of the consents referred to in
Section 6.05.

     SECTION 9.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

     (a) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of Parent contained in this Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time and the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect; and

     (b) The Company shall have received an opinion, dated the Closing Date, of Ropes & Gray in form and substance reasonably satisfactory to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Ropes & Gray shall be entitled to rely on customary representations of officers of Parent, Merger Subsidiary and the Company in form and substance reasonably satisfactory to such counsel and other reasonable assumptions set forth therein.


                                   ARTICLE 10
                                  TERMINATION

     SECTION 10.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (whether before or after the Company Stockholder Approval and/or the Parent Stockholder Approval shall have been obtained):

     (a)  by mutual written agreement of the Company and Parent;

     (b)  by either the Company or Parent, if:

          (i) the Merger has not been consummated on or before June 30, 1999, PROVIDED that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

         (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Company or Parent from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable; or

        (iii) at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained;

         (iv) at the Parent Stockholder Meeting (including any adjournment or postponement thereof), the Parent Stockholder Approval shall not have been obtained.

     (c)  by Parent, if

          (i) (A) the Board of Directors of the Company shall have failed to recommend or shall have withdrawn, or modified in a manner adverse to Parent, the Company Recommendation or shall have recommended a Superior Proposal, or the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal (or shall have resolved to do any of the foregoing) or (B) the Company shall have breached any of its obligations under Sections 6.02 or 6.03;

         (ii) any Person or "group" (as defined in Section 13(d)(3) of the 1934 Act), other than Parent or any of its Affiliates, shall have acquired beneficial ownership of more than 50% of the shares of Company Common Stock, through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of such shares;

        (iii) any person or group shall have made a tender or exchange offer for at least 50% of the outstanding shares of Company Common Stock; or

         (iv) the Company shall have breached any representation or warranty made by it in this Agreement and shall have failed to cure such breach within 30 days after receipt of notice thereof and such breach, if not cured, would result in the failure of the condition set forth in Section 9.02(a).

     (d)  by the Company, if

          (i) (A) the Board of Directors of the Company shall have authorized the Company, subject to complying with the terms of this Agreement, to enter into a definitive agreement with respect to a Superior

     Proposal and the Company shall have notified Parent in writing that it intends to enter into such an agreement, attaching a summary of the material terms thereof, (B) Parent shall not have made, within 2 business days of receipt of the Company's written notification of its intention to enter into a definitive agreement with respect to a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal and (C) the Company prior to such termination pursuant to this clause (d)(i) shall have paid to Parent in immediately available funds the fees required to be paid pursuant to Section 11.04(b);

         (ii) (A) the Board of Directors of Parent shall have failed to recommend or shall have withdrawn, or modified in a manner adverse to the Company, the Parent Recommendation or (B) Parent shall have breached any of its obligations under Section 7.02;

        (iii) the average of the daily closing sale price per share of Parent Common Stock on the NYSE for the 10 consecutive trading days ending on and including the third trading day preceding the Company Stockholder Meeting (the "PARENT AVERAGE PRICE") shall be less than $37.20;

         (iv) the Parent Average Price shall be less than $41.85, as such number may be reduced to reflect the percentage decline, if any, in the S&P Industrials Index (the "S&P 400 INDEX") following the date hereof, as measured by comparing the average closing S&P 400 Index for the 10 consecutive trading days ending on and including the third trading day preceding the Company Stockholder Meeting to 1479.02; or

          (v) Parent shall have breached any representation or warranty made by it in this Agreement and shall have failed to cure such breach within 30 days after receipt of notice thereof and such breach, if not cured, would result in the failure of the condition set forth in Section 9.03(a).

     The Company agrees (x) that it will not enter into a definitive agreement referred to in clause (i) above until at least 2 business days after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification;

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

     SECTION 10.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, PROVIDED that, if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure of either party to perform a covenant hereof or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 11.04, 11.06 and 11.07 shall survive any termination hereof pursuant to Section 10.01.

                                   ARTICLE 11
                                 MISCELLANEOUS

     SECTION 11.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Parent or Merger Subsidiary, to:

               Thomas & Betts Corporation
               8155 T&B Boulevard
               Memphis, Tennessee 38125
               Attn: Vice President - General Counsel and Secretary
               Fax: (901) 252-1372

               with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017
               Attention: Paul R. Kingsley
               Fax: (212) 450-4800
               if to the Company, to:

               AFC Cable Systems, Inc.
               55 Samuel Barnet Boulevard
               New Bedford, MA 02745
               Attention: Raymond H. Keller,
                          Chief Financial Officer
               Fax: (508) 998-8568

               with a copy to:

               Ropes & Gray
               One International Place
               Boston, Massachusetts 02110-2624
               Attention: Douglass N. Ellis, Jr.
               Fax: (617) 951-7050

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m., and such day is a business day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     SECTION 11.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

     SECTION 11.03. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, PROVIDED that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any shares of capital stock of the Company.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.04. EXPENSES. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     (b)  If:

          (i) (A) Parent or the Company shall terminate this Agreement pursuant to Section 10.01(b)(iii), (B) on or prior to the Company Stockholder Meeting an Acquisition Proposal shall have been publicly proposed or disclosed and (C) concurrently with or within 12 months after the termination of this Agreement pursuant to Section 10.01(b)(iii), the Company or any of its Subsidiaries shall have consummated or entered into a definitive agreement with respect to any transaction that, if such transaction had been proposed prior to the termination of this Agreement, would have constituted an Acquisition Proposal;

         (ii) Parent shall terminate this Agreement pursuant to clause (i) or (ii) of Section 10.01(c); or

        (iii) the Company shall terminate this Agreement pursuant to Section 10.01(d)(i);

     then, in any such case, the Company shall pay to Parent an amount equal to $16,000,000 by wire transfer of immediately available funds and such funds shall be paid by the Company (X) in the case of clause (i) above, concurrently with the earlier of the Company or any of its Subsidiaries consummating or entering into a definitive agreement with respect to the type of transaction referred to in clause (i) above, (Y) in the case of clause
(ii) above, promptly, and in any event within two days, following the termination of this Agreement and (Z) in the case of clause (iii) above, prior to such termination.

     (c) If Parent shall terminate this Agreement pursuant to Section 10.01(c)(iv), the Company shall pay to Parent in reimbursement of its documented out-of-pocket costs and expenses an amount not to exceed $2 million by wire transfer in immediately available funds promptly, and in any event within two business days, following the termination of this Agreement.

     (d) If the Company shall terminate this Agreement pursuant to Section 10.01(d)(v) then Parent shall pay to the Company in reimbursement of its documented out-of-pocket costs and expenses an amount not to exceed $2 million by wire transfer in immediately available funds promptly, and in any event within two business days, following the termination of this Agreement.

     (e) If the Company or Parent fails promptly to pay any amount due to the other party pursuant to this Section 11.04, it shall also pay any costs and expenses incurred by the other party in connection with a legal action to enforce this Agreement that results in a judgment in favor of the other party for such amount.

     SECTION 11.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their Affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Parent or Merger Subsidiary of its obligations hereunder.

     SECTION 11.06. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     SECTION 11.07. JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

     SECTION 11.08. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Section 7.04, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     SECTION 11.09. ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreements and the Voting Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     SECTION 11.10. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 11.11. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.12. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                 AFC CABLE SYSTEMS


                                                 By: /s/ Ralph R. Papitto
                                                    ---------------------------
                                                    Name: Ralph R. Papitto
                                                    Title: Chairman and Chief
                                                           Executive Officer



                                                 THOMAS & BETTS CORPORATION


                                                 By: /s/ Clyde R. Moore
                                                    ---------------------------
                                                    Name: Clyde R. Moore
                                                    Title: President and Chief
                                                           Executive Officer



                                                 TB ACQUISITION CORP.


                                                 By: /s/ Jerry Kronenberg
                                                    ---------------------------
                                                    Name: Jerry Kronenberg
                                                    Title: Vice President